                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       --------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934


                                Lexar Media, Inc.
-------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                 33-0723123
-----------------------------------------   ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        47421 Bayside Parkway
         Fremont, California                            94538
----------------------------------------   --------------------------------
(Address of principal executive offices)             (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class If                 registration of the  class of
this Form relates to the                   securities  pursuant to
registration  of a of                      Section 12(g) of Exchange Act
securities  pursuant                       and is effective  pursuant
to Section 12(b) of the                    to General Instruction  A.(d),
Exchange Act and is                        check the following box. |X|
effective pursuant to
General Instruction A.(c),
check the following
box. [_]



                   Securities Act registration statement file
                       number to which this form relates:

                                   333-30556
                                   ---------

                           Section 12(b) of the Act:

                     Securities to be registered pursuant to

                                      None
                                      ----

                     Securities to be registered pursuant to
                           Section 12(g) of the Act:

                   Common Stock, $0.0001 par value per share
                   -----------------------------------------
                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-30556) as originally filed with the Securities and Exchange Commission on February 16, 2000, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.           Exhibits.

                  The following exhibits are filed herewith or incorporated herein by reference:

         Exhibit
         Number   Exhibit Title or Description
         -------  ----------------------------
         3.1      Certificate  of  Incorporation  as filed January 11, 2000
                  (incorporated by reference to Exhibit 3.1 of the Registration Statement).

         3.2 Form of First Amended and Restated Certificate of Incorporation to be effective before the closing of the offering (incorporated by reference to Exhibit 3.2 of the Registration Statement).

         3.3 Form of Second Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering (incorporated by reference to Exhibit 3.3 of the Registration Statement).

         3.4 Bylaws (incorporated by reference to Exhibit 3.4 of the Registration Statement).

         3.5 Restated Bylaws to be effective upon the closing of the offering (incorporated by reference to Exhibit 3.5 of the Registration Statement).

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

         4.2 Investors Rights Agreement dated September 28, 1999, as amended (incorporated by reference to Exhibit 4.2 of the Registration Statement).

         4.3 Amendment No. 2 to Investors Rights Agreement dated March 21, 2000 (incorporated by reference to Exhibit 4.3 of the Registration Statement).

         4.4 Amendment No. 3 to Investors Rights Agreement dated May 19, 2000 (incorporated by reference to Exhibit
                  4.4 of the Registration Statement).

                                       2
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         4.5      Amendment  No. 4 to  Investors  Rights  Agreement dated
                  June 22, 2000  (incorporated  by  reference  to
                  Exhibit 4.5 of the Registration Statement).


                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  July 21, 2000                           Lexar Media, Inc.



                                                By:/s/ Ronald H. Bissinger
                                                   -----------------------------
                                                   Ronald H. Bissinger
                                                   Vice President, Finance and
                                                   Chief Financial Officer

                                       3
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                                Index to Exhibits
                                -----------------

         Exhibit
         Number   Exhibit Title or Description
         -------  ----------------------------
         3.1      Certificate  of  Incorporation  as filed January 11, 2000
                  (incorporated by reference to Exhibit 3.1 of the Registration Statement).

         3.2 Form of First Amended and Restated Certificate of Incorporation to be effective before the closing of the offering (incorporated by reference to Exhibit 3.2 of the Registration Statement).

         3.3 Form of Second Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering (incorporated by reference to Exhibit 3.3 of the Registration Statement).

         3.4 Bylaws (incorporated by reference to Exhibit 3.4 of the Registration Statement).

         3.5 Restated Bylaws to be effective upon the closing of the offering (incorporated by reference to Exhibit
                  3.5 of the Registration Statement).

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration
                  Statement).

         4.2 Investors Rights Agreement dated September 28, 1999, as amended (incorporated by reference to Exhibit 4.2 of the Registration Statement).

         4.3 Amendment No. 2 to Investors Rights Agreement dated March 21, 2000 (incorporated by reference to
                  Exhibit 4.3 of the Registration Statement).

         4.4 Amendment No. 3 to Investors Rights Agreement dated May 19, 2000 (incorporated by reference to Exhibit 4.4 of the Registration Statement).

         4.5 Amendment No. 4 to Investors Rights Agreement dated June 22, 2000 (incorporated by reference to Exhibit 4.5 of the Registration Statement).

                                       4